AMENDMENT NUMBER ONE

to the

POOLING AND SERVICING AGREEMENT

Alternative Loan Trust 2005-J11

Mortgage Pass-Through Certificates, Series 2005-J11

Dated as of September 1, 2005

among

CWALT, INC., as Depositor

COUNTRYWIDE HOME LOANS, INC., as a Seller

PARK GRANADA LLC, as a Seller

PARK MONACO INC., as a Seller

PARK SIENNA LLC, as a Seller

COUNTRYWIDE HOME LOANS SERVICING LP, as Master Servicer

and

THE BANK OF NEW YORK, as Trustee

This AMENDMENT NUMBER ONE is made and entered into this 23rd day of November 2005, by and among CWALT, INC., a Delaware corporation, as depositor (the “Depositor”), COUNTRYWIDE HOME LOANS, INC., a New York corporation, as a seller (“Countrywide”), PARK GRANADA LLC, a Delaware limited liability company, as a seller (“Park Granada”), PARK MONACO INC., a Delaware corporation, as a seller (“Park Monaco”), PARK SIENNA LLC, a Delaware limited liability company, as a seller, COUNTRYWIDE HOME LOANS SERVICING LP, a Texas limited partnership, as master servicer (the “Master Servicer”) and THE BANK OF NEW YORK, a banking corporation organized under the laws of the State of New York, not in its individual capacity but solely as trustee (the “Trustee”), in connection with the Pooling and Servicing Agreement, dated as of September 1, 2005, among the above mentioned parties (the “Agreement”). This amendment is made pursuant to Section 10.01 of the Agreement.

1.            Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

2.	The following shall be added as paragraph 4.02(f):

On the Distribution Date in November 2005, $11,119.28 shall be distributed to the Class PO-C-3 Component and $33,903.68 shall be distributed to the Class 6-A-1 Certificates.

Except as amended above, the Agreement shall continue to be in full force and effect in accordance with their terms.

IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Sellers and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CWALT, INC.

as Depositor

By: /s/ Ruben Avilez

Name:	Ruben Avilez
Title:	Vice President

COUNTRYWIDE HOME LOANS, INC.

as a Seller

By: /s/ Ruben Avilez

Name:	Ruben Avilez
Title:	Vice President

PARK GRANADA LLC

as a Seller

By: /s/ Ruben Avilez

Name:	Ruben Avilez
Title:	Vice President

PARK MONACO INC.

as a Seller

By: /s/ Ruben Avilez

Name:	Ruben Avilez
Title:	Vice President

PARK SIENNA LLC

as a Seller

By: /s/ Ruben Avilez

Name:	Ruben Avilez
Title:	Vice President

COUNTRYWIDE HOME LOANS

SERVICING LP

as Master Seller

By: /s/ Ruben Avilez

Name:	Ruben Avilez
Title:	Vice President

THE BANK OF NEW YORK

as Trustee

By: /s/ Cirino Emanuele

Name: Cirino Emanuele

Title: Assistant Vice President